Exhibit 21.1

List of Subsidiaries of

ACRES Commercial Realty Corp.

Subsidiaries	State of Incorporation
1926 RHT ACRES Member, LLC (F/K/A 1926 RHT Holdings, LLC)	Delaware
2501-2901 Renaissance JV, LLC	Delaware
2901 Renaissance Holdings 1 LLC	Delaware
2901 Renaissance Holdings 2 LLC	Delaware
2901 Renaissance, LLC	Delaware
209 West Jackson Holdings, LLC	Delaware
65 E. Wacker JV Member, LLC	Delaware
7720 McCallum ACRES Member, LLC	Delaware
ACRES 2025 FL-3 LLC	Delaware
ACRES Commercial Realty 2026-FL4 Holder, LLC	Delaware
ACRES Commercial Realty 2026-FL4 Issuer, LLC	Delaware
ACRES FSU, LLC	Delaware
ACRES Real Estate TRS 9 LLC	Delaware
ACRES Real Estate SPE 10, LLC	Delaware
ACRES Realty Funding, Inc. (F/K/A RCC Real Estate, Inc.)	Delaware
ACRES Renaissance Holdings, LLC	Delaware
ACRES SPE 2025-1, LLC	Delaware
Appleton Hotel Holdings, LLC	Delaware
Appleton Hotel Leasing, LLC (“TRS”)	Delaware
Exantas Phili Holdings, LLC (F/K/A Exantas HGI Holdings, LLC)	Delaware
Exantas Real Estate TRS, Inc.	Delaware
Kimbrough BADA, LLC	Delaware
RCC Prospect Holdings, LLC	Delaware
RCC Real Estate Acquisitions SPE, LLC	Delaware
RCC Real Estate SPE 8, LLC	Delaware
RCC Real Estate SPE Holdings LLC	Delaware
RCC Real Estate SPE 9 LLC	Delaware
RCC TRS, LLC	Delaware
RCC Trust II	Delaware
Resource Capital Trust I	Delaware

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